Exhibit 10.3

EXCHANGE AGREEMENT

among

MEDIAALPHA, INC.,

QL HOLDINGS LLC,

GUILFORD HOLDINGS, INC.

and

THE CLASS B-1 MEMBERS OF QL HOLDINGS LLC

Dated as of October 27, 2020

EXCHANGE AGREEMENT

among

MEDIAALPHA, INC.,

QL HOLDINGS LLC,

GUILFORD HOLDINGS, INC.

and

THE CLASS B-1 MEMBERS OF QL HOLDINGS LLC

EXCHANGE AGREEMENT, dated as of October 27, 2020 (this “Agreement”), among MediaAlpha, Inc., a Delaware corporation (“Pubco”), QL Holdings LLC, a Delaware limited liability company (the “Company”), Guilford Holdings, Inc., a Delaware corporation (“Intermediate Holdco”) and the holders from time to time of Class B-1 Units in the Company listed on Exhibit A hereto (collectively, the “Class B-1 Members”). Capitalized terms used but not simultaneously defined are defined in or by reference to Section 1.01.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to provide for the exchange of Class B-1 Units (together with a transfer to Pubco (or Intermediate Holdco) of an equivalent number of shares of Class B Common Stock), for shares of Class A Common Stock (or, at Pubco’s election, cash) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Agreement” is defined in the preamble.

“Business Combination Transaction” is defined in the Amended and Restated Certificate of Incorporation of Pubco.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York are required or authorized by law to close.

“Cash Consideration” means, with respect to any applicable Exchange, an amount in cash equal to the product of (x) the number of Class B-1 Units to be Exchanged, (y) the Exchange Rate in effect at the applicable Closing and (z) the Class A Common Stock Value.

“Class A Common Stock Value” means the last closing trade price for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, on the Trading Day immediately prior to the applicable Closing, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the directors of Pubco that do not have an interest in the Class B-1 Units and shares of Class B Common Stock to be Exchanged.

“Class A Common Stock” means shares of Class A common stock, par value $0.01 per share, of Pubco.

“Class A-1 Units” is defined in the LLC Agreement.

“Class B Common Stock” means shares of Class B common stock, par value $0.01 per share, of Pubco.

“Class B-1 Members” is defined in the preamble.

“Class B-1 Units” is defined in the LLC Agreement.

“Closing” is defined in Section 2.01(b)(i).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Company” is defined in the preamble.

“Election Notice” is defined in Section 2.01(a)(iii).

“Exchange,” when used as a noun, has the meaning set forth in Section 2.01(a). “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Class B-1 Unit (together with one share of Class B Common Stock) is entitled to be Exchanged. On the date hereof, the Exchange Rate shall equal 1, subject to adjustment as provided in Section 2.02.

“Exchange Request” has the meaning set forth in Section 2.01(a)(ii).

“Founder Holdco” means QuoteLab Holdings, Inc., a Delaware corporation classified as an S-corporation for U.S. federal income tax purposes.

“Founder Holding Vehicles” means, collectively, the Founder Trusts and Founder Holdco.

“Founder Trusts” means OBF Investments, LLC, a Nevada limited liability company, O.N.E. Holdings, LLC, a Washington limited liability company, and Wang Family Investments LLC, a Washington limited liability company.

“Founders” means Steven Yi, Eugene Nonko and Ambrose Wang, together with their respective Founder Holding Vehicles through which they indirectly hold Class B-1 Units.

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“Insignia” means Insignia QL Holdings, LLC, a Delaware limited liability company, and Insignia A QL Holdings, LLC, a Delaware limited liability company.

“Intermediate Holdco” is defined in the preamble.

“IPO” means the initial public offering of shares of Pubco’s Class A Common Stock.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof.

“Lock-Up Period” means the 180-day period commencing with the pricing of the IPO.

“Notice” is defined in Section 4.02.

“Permitted Transferee” is defined in the LLC Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof by and among Pubco, the Class B-1 Members and the other parties thereto.

“Restricted Class A Common Stock” is defined in Section 3.01.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Consideration” means, with respect to any applicable Exchange, a number of shares of Class A Common Stock equal to the product of (x) the number of Class B-1 Units being Exchanged and (y) the Exchange Rate in effect at the applicable Closing.

“Stockholders Agreement” means the Stockholders Agreement dated as of the date hereof by and among Pubco, WTM, Insignia and the Founders.

“Successors” is defined in Section 4.13.

“Tax Receivables Agreement” means the Tax Receivables Agreement dated as of the date hereof by and among Pubco, the Company, White Mountains Insurance Group, Ltd. and the Class B-1 Members.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“WTM” means White Mountains Investments (Luxembourg) S.à r.l, a Luxembourg private limited company (société à responsabilité limitée).

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit and not otherwise defined therein has the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

EXCHANGE

Section 2.01. Exchanges. (a) Exchange Right of a Class B-1 Member. (i) Upon the terms and subject to the conditions of this Article 2, each Class B-1 Member may, at any time and from time to time, after the expiration or earlier termination of the Lock-Up Period, elect to exchange in one or more exchanges no fewer than the lesser of (x) 1,000 Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) and (y) 100% of the Class B-1 Member’s Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) (excluding, for the avoidance of doubt, any Class B-1 Unit or share of Class B Common Stock subject to vesting) for (I) the applicable Stock Consideration, or, at the option of Pubco, (II) the applicable Cash Consideration (any such exchange, an “Exchange”).

(ii) A Class B-1 Member shall exercise its right to effectuate an Exchange set forth in Section 2.01(a)(i) by delivering to the Company, with a copy to Pubco and Intermediate Holdco, a written notice (an “Exchange Request”) setting forth the number of Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) such Class B-1 Member wishes to Exchange. An Exchange Request may specify that the Exchange is to be (x) contingent (including as to timing) upon (I) the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock, or (II) the closing of an announced merger, consolidation or other transaction or event, including a Business Combination Transaction, in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property, (y) effective upon a specified future date and/or (z) effected with Pubco or Intermediate Holdco pursuant to the first sentence of Section 2.01(b)(ii). The applicable Class B-1 Member shall represent in the Exchange Request that such Class B-1 Member owns or will own the Class B-1 Units and shares of Class B Common Stock to be delivered at the applicable Closing pursuant to Section 2.01(d)(i) and Section 2.01(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the LLC Agreement, and, if there are any Liens on such Class B-1 Units or shares of Class B Common Stock identified in the Exchange Request, such Class B-1 Member shall covenant that it will deliver at the applicable Closing evidence reasonably satisfactory to the Company that all such Liens (other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the LLC Agreement) have been released.

(iii) Within three Business Days following the Business Day on which the Company, Intermediate Holdco and Pubco receive an Exchange Request, Pubco shall give written notice (the “Election Notice”) to the Company or Intermediate Holdco, as applicable, copying the Exchanging Class B-1 Member, of its intention to deliver, at its election, either the applicable Stock Consideration or the applicable Cash Consideration in connection with the Exchange; provided that if Pubco does not timely deliver an Election Notice, Pubco shall be deemed to have elected to deliver the applicable Stock Consideration; provided further that if the applicable Exchange Request specifies any of the contingencies set forth in Section 2.01(a)(ii)(x) above, Pubco shall not have the right to elect to deliver Cash Consideration.

(iv) Any Class B-1 Member that has delivered an Exchange Request may revoke or amend such Exchange Request at any time prior to 5:00 p.m. New York time on the Business Day immediately prior to the Closing of the applicable Exchange by delivery of a notice to the Company specifying (A) the number of Class B-1 Units (and an equivalent number of shares of Class B Common Stock) revoked, (B) the number of Class B-1 Units (and an equivalent number of shares of Class B Common Stock) as to which the Exchange Request remains in effect, if any, and (C) if such Class B-1 Member so determines, the new future date on which the proposed Exchange is to be effective or any other new or revised information pertaining to the Exchange Request. Notwithstanding anything in the foregoing to the contrary, a Class B-1 Member may revoke or amend any Exchange Request at any time prior to the scheduled Closing so long as such Class B-1 Member reimburses all out-of-pocket costs incurred by Pubco, Intermediate Holdco or the Company with respect to such requested Exchange.

(v) If Pubco enters into an agreement to consummate a Business Combination Transaction, Pubco shall give each Class B-1 Member at least ten Business Days’ notice prior to the anticipated closing thereof and, upon the delivery by a Class B-1 Member of an Exchange Request, Pubco shall cause such agreement to (and shall not enter into any such agreement unless it does) provide that such Class B-1 Member shall be entitled to Exchange its Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) immediately prior to the closing of the Business Combination Transaction in order for such Class B-1 Member to be able to receive the amount and type of consideration payable pursuant to such Business Combination Transaction to holders of Class A Common Stock. If any Person commences a tender offer or exchange offer for any of the outstanding shares of Pubco’s stock, Pubco shall entitle such Class B-1 Member, upon the delivery by such Class B-1 Member of an Exchange Request, to Exchange its Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) immediately prior to and contingent upon the consummation of such tender offer or exchange offer in order for such Class B-1 Member to participate in such tender offer or exchange offer. Notwithstanding anything to the contrary in the foregoing, in the event that board of directors of Pubco approves a Business Combination Transaction and determines in good faith that such Business Combination Transaction involves a bona fide third party and is not for the primary purpose of causing an Exchange hereunder, then upon at least ten Business Days’ notice, the mandatory Exchange of all outstanding Class B-1 Units (together with an equivalent number of shares of Class B Common Stock) shall occur in accordance with the following sentence. The Closing for any Exchange pursuant to this Section 2.01(a)(v) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination Transaction, tender offer or exchange offer, as applicable, and such Exchange shall be null and void if such Business Combination Transaction, tender offer or exchange offer, as applicable, shall fail to be consummated.

(vi) Upon a Class B-1 Member exercising its right to Exchange or the occurrence of an Exchange as a result of a Business Combination Transaction, (A) Pubco, Intermediate Holdco or the Company, as applicable, shall take such actions as may be required to ensure that such Class B-1 Member receives the applicable Stock Consideration or Cash Consideration that such Exchanging Class B-1 Member is entitled to receive in connection with such Exchange pursuant to this Section 2.01, and (B) unless otherwise required by applicable law, such Exchange shall be treated for purposes of the Tax Receivables Agreement as an “Exchange” (as such term is defined in the Tax Receivables Agreement).

(b) Closing. (i) Subject to the terms and conditions hereunder and unless expressly provided otherwise herein, an Exchange pursuant to Section 2.01(a) shall be effected on the later of (x) the fourth Business Day after the Company, Intermediate Holdco and Pubco receive the applicable Exchange Request, (y) the future date as specified in the applicable Exchange Request or (z) the date on which the conditions included in the applicable Exchange Request have been satisfied or waived (such later date, the “Closing”).

(ii) In connection with any Exchange pursuant to Section 2.01(a)(i), unless otherwise directed by the Exchanging Class B-1 Member in the Exchange Notice, the Company may elect to cause Pubco or Intermediate Holdco to effect the Exchange and deliver to the Exchanging Class B-1 Member the applicable Stock Consideration or Cash Consideration that such Class B-1 Member is entitled to receive pursuant to Section 2.01(d)(v). In all other cases, the Company shall effect the Exchange and, at the time of the Closing of any such Exchange, Pubco shall contribute to Intermediate Holdco, which shall then contribute to the Company, the applicable Stock Consideration or Cash Consideration that such Class B-1 Member is entitled to receive pursuant to Section 2.01(d)(v).

(iii) Upon the occurrence of a Closing, (A) all rights of the Exchanging Class B-1 Member as holder of the Class B-1 Units (and the equivalent number of shares of Class B Common Stock) being Exchanged shall terminate (excluding, for the avoidance of doubt, any rights under Section 5.02(b) of the LLC Agreement and Section 4.16 of this Agreement), (B) the shares of Class B Common Stock delivered at the Closing shall be automatically cancelled on the books and records of Pubco and shall no longer be deemed to be issued and outstanding capital stock of Pubco, (C) the Class B-1 Units delivered at the Closing to the Company, Intermediate Holdco or Pubco, as applicable, shall automatically be cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding membership interests of the Company and (D) unless Pubco has elected to deliver Cash Consideration, (x) such Exchanging Class B-1 Member, or such other Person in whose name such Exchanging Class B-1 Member has requested the shares be registered, shall be treated for all purposes as the holder of the applicable Stock Consideration delivered at the Closing and (y) the Company shall issue to Intermediate Holdco a number of Class A-1 Units equivalent to the applicable Stock Consideration. Any Stock Consideration to be received in the Exchange shall be registered in such names and in such denominations as the Exchanging Class B-1 Member shall request in writing not later than one Business Day prior to Closing.

(c) Closing Conditions. (i) The obligation of any of the parties to consummate an Exchange pursuant to this Section 2.01 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii) The obligation of the Company, Intermediate Holdco and Pubco to consummate an Exchange pursuant to this Section 2.01 shall be subject to (A) the delivery by the Exchanging Class B-1 Member of the items specified in clauses (i), (ii) and (iii) of Section 2.01(d) and (B) the good faith determination by Pubco that such Exchange would not be prohibited by applicable law or regulation and would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company, Intermediate Holdco or Pubco is subject.

(d) Closing Deliveries. At or prior to each Closing, with respect to each Class B-1 Member that requests the Exchange contemplated for such Closing:

(i) to the extent that such Class B-1 Member’s Class B-1 Units are certificated, such Class B-1 Member shall deliver to the Company, Intermediate Holdco or Pubco, as applicable, one or more certificates representing the number of Class B-1 Units specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company, Intermediate Holdco or Pubco, as applicable, duly executed in blank by such Class B-1 Member or such Class B-1 Member’s duly authorized attorney, to be Exchanged based on the Exchange Rate in effect at the applicable Closing;

(ii) to the extent such Class B-1 Member’s shares of Class B Common Stock are certificated, such Class B-1 Member shall deliver to the Company, Intermediate Holdco or Pubco, as applicable, one or more certificates representing the number of shares of Class B Common Stock specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the Company, Intermediate Holdco or Pubco, as applicable, duly executed in blank by such Class B-1 Member or such Class B-1 Member’s duly authorized attorney;

(iii) such Class B-1 Member shall represent in writing that no Liens exist on the Class B-1 Units and Class B Common Stock delivered pursuant to Sections 2.01(d)(i) and 2.01(d)(ii) (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreement and this Agreement), or that any such Liens have been released;

(iv) if such Class B-1 Member delivers to the Company, Intermediate Holdco or Pubco, pursuant to Section 2.01(d)(i) or 2.01(d)(ii), a certificate representing a number of Class B-1 Units or shares of Class B Common Stock that is greater than the number of Class B-1 Units or shares of Class B Common Stock specified in the applicable Exchange Request, the Company, Intermediate Holdco or Pubco will deliver to such Class B-1 Member certificates representing the excess Class B-1 Units or Class B Common Stock, as applicable; and

(v) The Company, Intermediate Holdco or Pubco, as applicable, shall deliver or cause to be delivered to such Class B-1 Member (x) the applicable Stock Consideration, registered in such names and such denominations as such Class B-1 Member requested pursuant to Section 2.01(b)(iii) or, if Pubco has so elected, (y) the applicable Cash Consideration. To the extent the any Stock Consideration is to be paid or settled through the facilities of The Depository Trust Company, the Company, Intermediate Holdco or Pubco, as applicable shall, subject to Section 3.02(a) below, upon the written instruction of a Class B-1 Member, deliver or cause to be delivered such Stock Consideration deliverable to such Class B-1 Member, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Class B-1 Member.

(e) Publicly Traded Partnership. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company, such Exchange would pose a material risk that the Company would be a “publicly traded partnership” as defined in Section 7704 of the Code; provided that an Exchange will not be prohibited on this basis so long as the Company continues to satisfy the “private placements” safe harbor pursuant to Section 1.7704-1(h) of the Treasury Regulations promulgated under such Section 7704 of the Code, as determined by the Company in its sole discretion exercised in good faith.

Section 2.02. Adjustment. On the date hereof, the Exchange Rate shall equal 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit or stock split, unit or stock distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of the Class B-1 Units or Class B Common Stock or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Class B-1 Units and Class B Common Stock. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Class B-1 Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Class B-1 Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.02 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.03. Reservation of Class A Common Stock; Listing. Pubco shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Class B-1 Units and shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco). If any shares of Class A Common Stock require registration with or approval of any Governmental Entity under any federal or state law before such shares of Class A Common Stock may be issued upon an Exchange, Pubco shall use reasonable efforts to cause such shares of Class A Common Stock to be duly registered or approved, as the case may be. Pubco shall list and use its reasonable efforts to maintain the listing of the shares of Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

Section 2.04. Recapitalization. This Agreement shall apply to the Class B-1 Units held by the Class B-1 Members and their Permitted Transferees as of the date hereof, as well as any Class B-1 Units hereafter acquired by a Class B-1 Member and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B-1 Units” shall be deemed to include, any security, securities or other property of the Company that may be issued in respect of, in exchange for or in substitution of Class B-1 Units, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.05. Removal of Impediments to Exchange. The Company, Intermediate Holdco and Pubco shall use reasonable best efforts to remove any impediment that in the good faith judgment of the Company, Intermediate Holdco and Pubco would cause any Exchange to be prohibited by applicable law or regulation or that would cause any Exchange to violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking to which the Company, Intermediate Holdco or Pubco is subject.

ARTICLE 3

TRANSFER RESTRICTIONS

Section 3.01. General Restrictions on Transfer. (a) Each Class B-1 Member understands and agrees that any shares of Class A Common Stock received by such Class B-1 Member in any Exchange (any such shares of Class A Common Stock, “Restricted Class A Common Stock”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Without limitation of Section 3.01(a), each Class B-1 Member understands and agrees that, unless exchanged pursuant to an effective registration statement under the Securities Act, the Restricted Class A Common Stock are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Class B-1 Member agrees that it shall not transfer any shares of Restricted Class A Common Stock (or solicit any offers in respect of any transfer of any shares of Restricted Class A Common Stock), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c) Any attempt to transfer any shares of Restricted Class A Common Stock not in compliance with this Agreement shall be void ab initio, and Pubco shall not, and shall cause any transfer agent not to, give any effect in Pubco’s stock records to such attempted transfer.

Section 3.02. Legends. (a) In addition to any other legend that may be required, subject to Section 3.02(b), each certificate for shares of Restricted Class A Common Stock issued to a Class B-1 Member (or any of such Class B-1 Member’s Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) If any shares of Restricted Class A Common Stock is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if Pubco shall so request) by an opinion of counsel reasonably acceptable to Pubco, Pubco shall issue to such holder a new certificate evidencing such shares of Restricted Class A Common Stock without the legend required by Section 3.02(a) endorsed thereon.

Section 3.03. Permitted Transferees. Subject to this Article 3, each Class B-1 Member acquiring shares of Restricted Class A Common Stock may at any time transfer any or all of its shares of Restricted Class A Common Stock to any Person so long as the transfer to such transferee is in compliance with Section 4.6(b) of the Stockholders Agreement, if applicable, the Securities Act and any other applicable securities or “blue sky” laws.

ARTICLE 4

OTHER AGREEMENTS; MISCELLANEOUS

Section 4.01. Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that Pubco shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange, and Pubco shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but Pubco shall not be obligated to bear, and shall be reimbursed by the applicable Class B-1 Member for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any transfer taxes, stamp taxes or duties, or other similar taxes are imposed by reason of or in connection with the issuance of a certificate pursuant to Section 2.01(d)(v) in a name other than that of the Class B-1 Member requesting an Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Class B-1 Member), then the Person or Persons requesting the issuance thereof or Exchanging the Class B-1 Units, as applicable, shall bear any such transfer taxes, stamp taxes or duties, or other similar taxes (or establish to the reasonable satisfaction of the Company, Intermediate Holdco or Pubco, as applicable, that such tax is not payable).

Section 4.02. Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.02), email or nationally recognized overnight courier, addressed to such party at the address, facsimile number or email address set forth in Exhibit A hereto, or below with respect to Pubco, or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

if to Pubco, to:

MediaAlpha, Inc.

700 South Flower Street, Suite 640

Los Angeles, California 90017

Attention: General Counsel

E-mail: legal@mediaalpha.com

with a copy (which shall not constitute notice to Pubco) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: C. Daniel Haaren

Facsimile: (212) 474-1708

E-mail: dhaaren@cravath.com

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.02, if sent prior to 5:00 p.m. on a Business Day in the place of receipt; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

Section 4.03. Permitted Transferees. To the extent that a Class B-1 Member (or an applicable Permitted Transferee of such Class B-1 Member) validly transfers after the date hereof any or all of its Class B-1 Units (together with an equivalent number shares of Class B Common Stock) to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to Pubco. Upon execution of any such joinder, such transferee shall, with respect to such transferred Class B-1 Units and shares of Class B Common Stock, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Class B-1 Units and shares of Class B Common Stock that were not so transferred.

Section 4.04. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.05. Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 4.06. Entire Agreement; No Third Party Beneficiaries. This Agreement together with the LLC Agreement, Tax Receivables Agreement, Stockholders Agreement and Registration Rights Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.07. Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents (including tax forms) and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.08. Dispute Resolution. The provisions of Article 13 of the LLC Agreement are hereby incorporated herein in their entirety.

Section 4.09. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 4.10. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in any United States District Court sitting in the State of Delaware or the Court of Chancery of the State of Delaware. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.

Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.02. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.02) in any suit, action or proceeding brought in such courts.

Section 4.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.12. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by a majority of the board of directors of Pubco (including in such majority at least one director designee of each of WTM, Insignia and the Founders (treating the Founders collectively as a single stockholder for this purpose) for so long as such stockholder has the right to designate at least one director to such board pursuant to the Stockholders Agreement), the Company and each of Insignia and the Founders (only to the extent they hold any Class B-1 Units) and their respective Permitted Transferees.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.13. Assignment. Except as contemplated by Section 4.03 and except that the rights to have a legend removed from a certificate representing shares of Restricted Class A Common Stock in accordance with Section 3.02(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, continuations (including for tax purposes), assigns and Permitted Transferees (collectively, “Successors”). Any reference in this Agreement to a party includes a reference to such party’s Successors (and, for the avoidance of doubt, in such case, Exchanges may be made in respect of an equity interest in the Company’s Successor).

Section 4.14. Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of the Company pursuant to Section 761(c) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c). For U.S. federal and applicable state and local income tax purposes, except as otherwise required by an applicable change in law or a final determination (as defined in Section 1313(a) of the Code): (a) the parties hereto agree to treat any Exchanges effected by the Company as a “disguised sale” of the Class B-1 Units to Pubco (or Intermediate Holdco, if applicable) under Section 707 of the Code; (b) the parties hereto will report any Exchanges consummated hereunder as a taxable sale of Class B-1 Units and Class B Common Stock by a Class B-1 Member to Pubco (or Intermediate Holdco, if applicable), in which sale the consideration shall be the applicable Stock Consideration or Cash Consideration and any related payments made to such party under the Tax Receivables Agreement; (c) to the extent any Exchange is effected by Pubco, the parties hereto agree that Pubco will be treated as immediately contributing the Class B-1 Units acquired in any Exchange to Intermediate Holdco in a transfer described under Section 351(a) of the Code; and (d) no party will take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 4.15. Withholding. Pubco, Intermediate Holdco and the Company may deduct and withhold from any payments made under this Agreement with respect to any Exchange (whether in the form of Stock Consideration or Cash Consideration) such amounts (or property) as it is required to deduct and withhold under applicable tax law; provided that Pubco, Intermediate Holdco or the Company, as applicable, may, in its sole discretion, allow the Exchanging Class B-1 Member to pay such amounts owed on the Exchange in cash in lieu of Pubco, Intermediate Holdco or the Company, as applicable, withholding or deducting such amounts (or property). To the extent that amounts are (or property is) so deducted or withheld and paid over to the appropriate Governmental Entity, the deducted or withheld amounts (or property) will be treated for all purposes of this Agreement as having been paid (or delivered) to the party in respect of which the deduction or withholding was made. The parties will reasonably cooperate (including by providing any applicable forms to Pubco, Intermediate Holdco or the Company, as applicable, prior to any Exchange) to reduce or eliminate any deduction or withholding that might otherwise be required with respect to any payments required to be made under this Agreement. If Pubco, Intermediate Holdco or the Company determines that any amounts by reason of any U.S. federal, state, local or non-U.S. tax laws or regulations are required to be deducted or withheld in respect of any Exchange, Pubco, Intermediate Holdco or the Company, as the case may be, shall promptly notify the Exchanging Class B-1 Member in writing in advance of making any such deduction or withholding and shall consider in good faith any positions or alternative arrangements that such Class B-1 Member raises that may reduce or eliminate any such deduction or withholding.

Section 4.16. Distributions. No Exchange will impair the right of an Exchanging Class B-1 Member to receive any distributions payable on the Class B-1 Units so Exchanged in respect of a record date that occurs prior to the Closing for such Exchange (but for which payment had not yet been made at the time of such Closing), in which case such Exchanging Class B-1 Member will retain, with respect to the Class B-1 Units so Exchanged, only the right to be paid such earned but unpaid distribution at the time it is paid to other Class B-1 Members.

Section 4.17. Effective Date. This Agreement shall become effective upon the IPO and shall be of no force and effect prior to the IPO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

MEDIAALPHA, INC.

By:	/s/ Steven Yi
Name: Steven Yi
Title: Chief Executive Officer

QL HOLDINGS LLC

By:	/s/ Steven Yi
Name: Steven Yi
Title: Chief Executive Officer

GUILFORD HOLDINGS, INC.

By:	/s/ Todd C. Pozefsky
Name: Todd C. Pozefsky
Title: President

[Signature Page to Exchange Agreement]

INSIGNIA QL HOLDINGS, LLC

By:	/s/ Tony Broglio
Name: Tony Broglio
Title: President and Secretary

INSIGNIA A QL HOLDINGS, LLC

By:	/s/ Tony Broglio
Name: Tony Broglio
Title: President and Secretary

STEVEN YI

By:	/s/ Steven Yi

OBF INVESTMENTS, LLC

By:	/s/ Steven Yi
Name: Steven Yi
Title: Manager

O.N.E. HOLDINGS LLC

By:	/s/ Eugene Nonko
Name: Eugene Nonko
Title: Manager

WANG FAMILY INVESTMENTS LLC

By:	/s/ Ambrose Wang
Name: Ambrose Wang
Title: Manager

QUOTELAB HOLDINGS, INC.

By:	/s/ Steven Yi
Name: Steven Yi
Title: President and CEO

[Signature Page to Exchange Agreement]

KEITH CRAMER

By:	/s Keith Cramer

TIGRAN SINANYAN

By:	/s/ Tigran Sinanyan

LANCE MARTINEZ

By:	/s/ Lance Martinez

BRIAN MIKALIS

By:	/s/ Brian Mikalis

ROBERT PERINE

By:	/s/ Robert Perine

JEFFREY SWEETSER

By:	/s/ Jeffrey Sweetser

SERGE TOPJIAN

By:	/s/ Serge Topjian

KUANLING AMY YEH

By:	/s/ Kuanling Amy Yeh

[Signature Page to Exchange Agreement]

Exhibit A

	Immediately Following IPO
	Number of Class B-1 Units Owned	Number of Class B Common Stock Owned
Name and Address of Class B-1 Member
Insignia QL Holdings, LLC c/o Insignia Capital Group 1333 California Blvd, Suite 520 Walnut Creek, CA 94596 Attention: Tony Broglio	6,122,758	6,122,758

Insignia A QL Holdings, LLC c/o Insignia Capital Group 1333 California Blvd, Suite 520 Walnut Creek, CA 94596 Attention: Tony Broglio	4,832,970	4,832,970

Steven Yi	46,417	46,417

OBF Investments, LLC Attention: Steven Yi	4,592,507	4,592,507

O.N.E. Holdings LLC Attention: Eugene Nonko	4,638,924	4,638,924

Wang Family Investments LLC 9400 Hilltop Road Bellevue, WA 98004 Attention: Ambrose Wang	3,242,448	3,242,448

QuoteLab Holdings, Inc. 700 S. Flower St., Suite 640 Los Angeles, CA 90017 Attention: Steven Yi	908,348	908,348

Keith Cramer	368,389	368,389

Tigran Sinanyan	499,841	499,841

Lance Martinez	155,075	155,075

Brian Mikalis	178,678	178,678

Robert Perine	138,738	138,738

Jeffrey Sweetser	169,497	169,497

Serge Topjian	175,936	175,936

Kuanling Amy Yeh	234,621	234,621